Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 333-141389 and 333-101701 on Form S-4, Registration Statements Nos. 33-34640, 33-58734, 33-58627, 33-86978, 33-71200, 333-52203, 333-52201, 333-68421, 333-68477, 333-48702, 333-97875, 333-110411, 333-116185, 333-116186, 333-140360, and 333-142997 on Form S-8, Registration Statement Nos. 333-54764, and 333-129123 on Form S-3 of Equifax Inc. of our report dated June 22, 2007, with respect to the consolidated balance sheets of TALX Corporation as of March 31, 2007 and 2006, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2007, which report appears in the Form 8-K/A of Equifax Inc. dated June 22, 2007.

Our report refers to TALX Corporation’s adoption of the provisions of Statement of Financial Accounting Standards No. 123R “Share-Based Payment”, effective April 1, 2006.

/s/ KPMG LLP
St. Louis, Missouri
June 22, 2007